Exhibit 21.1

                            CONSOLIDATED HYDRO, INC.

               INDEX "2" OF CORPORATE SUBSIDIARIES & PARTNERSHIPS
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                                                                As of 09/23/96

                                                 STATE OF INCORP/                             QUALIFIED TO DO
CORPORATION/PARTNERSHIP                            ORGANIZATION                                BUSINESS IN
1.    Aircraft Management, Inc.                      Connecticut                                  ----

2.    Aquenergy Systems, Inc.                        South Carolina                              Virginia

3.    Asotin Hydro Company, Inc.                     Delaware                                     ----

4.    Aziscohos Hydro Company, Inc.                  Delaware                                     Maine

5.    Bear Creek Hydro                               California L. P.                             ----
                                              (G.P.: TKO Power, Inc.)

6.    Beaver Falls Water Power Company               Pennsylvania                                 ----

7.    Beaver Valley Holdings Ltd.                    Pennsylvania                                 ----

8.    Beaver Valley Power Company                    Pennsylvania                                 ----

9.    Bedard Electrics, Inc.                         New York                                     ----

10.   Black River Hydro Associates                   New York L.P.                                ----
                                              (G.P.: (Cataldo) Hydro Power Associates)

11.   Boott Hydropower, Inc.                         Massachusetts                                ----

12.   BP Hydro Associates                            Idaho General Partn.                         ----
                                              (G.P.: CHI-Idaho, Inc. & CHI-Magic Valley, Inc.)

13.   BP Hydro Finance Partnership                   Utah General Partn.                          ----
                                              (G.P.: Fulcrum, Inc. & BP Hydro Associates)

14.   Cascade Pumped Storage, Inc.                   Delaware                                     Washington

15.   Cascade Energy Limited Partnership             Delaware L.P.                                ----
                                              (G.P.: Cascade Pumped Storage, Inc.)

     Cataldo Hydro Power Associates (See Hydro Power Associates)

16.   CHI Acquisitions, Inc.                                Delaware                              ----

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17.   CHI Acquisitions II, Inc.                             Delaware                                ----

18.   CHI Argentina de Inversiones                          Argentina                               ----
      (no corporate book)

19.   CHI Argentina USA, Inc.                               Delaware                                ----

20.   CHI-Black Canyon, Inc.                                Delaware                                Idaho

21.   CHI-Felt Dam, Inc.                                    Delaware                                Idaho

22.   CHI Finance, Inc.                                     Delaware                                ----

23.   CHI Highfalls, Inc.                                   Delaware                                New York

24.   CHI Hydroelectric Company, Inc.                       Newfoundland                            ----
      (no corporate book)

25.   CHI-Idaho, Inc.                                       Delaware                                Idaho

26.   CHI-Magic Valley, Inc.                                Delaware                                Idaho

27.   CHI Mountain States Operations, Inc.                  Delaware                                California,
                                                                                                    Idaho

28.   CHI Operations, Inc.                                  Delaware                                Maine & New
                                                                                                    Hampshire

29.   CHI Patagonia, Inc.                                   Delaware                                ----

30.   CHI Patagonia Investments, L.P.                       Delaware
                                             (G.P.: CHI Patagonia, Inc. - L.P.: Edward Stern)

31.   CHI Philippines, Inc.                                 Delaware                                ----

32.   CHI-Pigeon Cove, Inc.                                 Delaware                                Idaho

33.   CHI Power, Inc.                                       Delaware                                Texas

34.   CHI Power Marketing, Inc.                             Delaware                                ----

35.   CHI Universal, Inc.                                   Delaware                                Maine



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36.   CHI West, Inc.                                        Delaware                                California,
                                                                                                    Oregon &
                                                                                                    Washington

37.   CHI Western Operations, Inc.                          Delaware                                California,
                                                                                                    Washington,
                                                                                                    Idaho & Oregon

38.   Coneross Power Corporation                            South Carolina                          ----

39.   Consolidated Hydro, Inc.                              Delaware                                Connecticut

40.   Consolidated Hydro Maine, Inc.                        Delaware                                Maine & New
                                                                                                    Hampshire

41.   Consolidated Hydro Mountain States, Inc.              Delaware                                Idaho

42.   Consolidated Hydro New Hampshire, Inc.                Delaware                                New Hampshire

43.   Consolidated Hydro New York, Inc.                     Delaware                                New York

44.   Consolidated Hydro Southeast, Inc.                    Delaware                                So. Carolina

45.   Consolidated Hydro Vermont, Inc.                      Delaware                                Vermont

46.   Consolidated Pumped Storage,                          Delaware                                Arkansas
      Arkansas, Inc.

47.   Consolidated Pumped Storage, Inc.                     Delaware                                Connecticut

48.   Copenhagen Associates                                 New York G.P.                           ----

49.   Crosby Drive Investments, Inc.                        Massachusetts                           ----

50.   Eagle & Phenix Hydro Company, Inc.                    Delaware                                Georgia &
                                                                                                    Alabama

51.   Echo Summit Hydro Company, Inc.                       Delaware                                California

52.   Essex Company                                         Massachusetts                           ----

53.   Fulcrum, Inc.                                         Idaho                                   ----

54.   The Great Dam Corporation                             Massachusetts                           ----

55.   Highfalls Hydro Company, Inc.                         Delaware                                New York


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56.   Hillsborough Hydroelectric                            Delaware L.P.                           New Hampshire
      Limited Partnership                            (G.P.: Hosiery Mill Hydro Company, Inc.)

57.   Hosiery Mill Hydro Company, Inc.                      Delaware                                New Hampshire

58.   Hydro Development Group Inc.                          New York                                ----

59.   Hydrodev, Inc. (no corp. book)                        Quebec                                  ----

60.   Hydrodev Limited Partnership                          Quebec L.P.                             ----

61.   Hydro Energies Corporation                            Vermont                                 ----

62.   (Cataldo) Hydro Power Associates                      New York G.P.                           ----
      (no notebook)

63.   Iroquorp Acquisition, Inc.                            New York                                ----

64.   Iroquorp Ltd.                                         New York                                ----

65.   Iroquorp Steel                                        New York                                ----

66.   Joseph Hydro Company, Inc.                            Delaware                                Oregon

67.   Kings River Hydro Company, Inc.                       Delaware                                California

68.   Kinneytown Hydro Company, Inc.                        Delaware                                Connecticut

69.   LaChute Hydro Company, Inc.                           Delaware                                New York

70.   LaComb Hydro Limited Partnership                      Oregon L.P.                             ----
                                                     (G.P.: TKO Power, Inc.)

71.   Lawrence Hydroelectric Associates                     Massachusetts L.P.                      ----
                                                     (G.P.: Essex Company
                                                     L.P.: Crosby Drive Investments, Inc.,
                                                     owned by Asotin Hydro Company, Inc.)

72.   Les Developpements Hydroelectriques                   Delaware                                Quebec, Canada
      CHI, Inc.

73.   Les Developpements Hydroelectriques                   Quebec                                  ----
      CHI International, Inc.
      (no corporate book)

74.   Littlefield Hydro Company                             Maine L.P.                              ----
      Limited Partnership                            (G.P.: Littlefield Hydro Company, Inc.)


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75.   Littlefield Hydro Company, Inc.                       Delaware                                Maine

76.   Littleville Power Company                             Massachusetts                           ----

77.   Lower Saranac Corporation                             New York                                ----

78.   Lower Saranac Hydro Partners                          Delaware L.P.                           ----
      Limited Partnership                            (G.P.: Lower Saranac Corporation)

79.   Mill Shoals Hydro Company, Inc.                       Delaware                                Georgia, North
                                                                                                    Carolina, and
                                                                                                    South Carolina

80.   Minnewawa Hydro Company, Inc.                         Delaware                                ----

81.   Missisquoi Associates                                 California G.P.
                                                     (G.P.: Sheldon Hydro Ass. L.P. &
                                                     Sheldon Vermont Hydro Co., Inc.

82.   North Canal Waterworks                                Massachusetts                           Business Trust

83.   Notch Butte Hydro Company, Inc.                       Delaware                                Idaho

84.   Ottauquechee Hydro Company Inc.                       Delaware                                Vermont

85.   Pelzer Hydro Company, Inc.                            Delaware                                South Carolina

86.   Phoenix Hydro Company, Inc.                           Delaware                                ----

87.   Pioneer Hydro Company, Inc.                           Delaware                                Massachusetts

88.   Prather Ranch Hydro                                   California L.P.                         ----
                                                     (G.P.: TKO Power, Inc.)

89.   Pyrites Associates                                    New York G.P.                           ----

90.   River Mountain Limited Partnership                    Delaware L.P.                           Arkansas
                                              (G.P.: Consolidated Pumped Storage Arkansas, Inc.)

91.   Schoolfield Hydro Company, Inc.                       Delaware                                ----

92.   Scotts Flat Hydro                                     California L.P.                         ----
                                                     (G.P.: TKO Power, Inc.)



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93.   Sheldon Springs Hydro Associates                      Delaware L.P.                           ----
      Limited Parnership                             (G.P.-Sheldon Vermont Hydro Company, Inc.)

   Sheldon Springs Power Company                  Merged into Sheldon Vermont Hydro Company, Inc.)

94.   Sheldon Vermont Hydro Company, Inc.                   Delaware                                Vermont

95.   Slate Creek Hydro Company, Inc.                       Delaware                                California

96.   Slate Creek Hydro Associates                          California L.P.                         ----
      Limited Partnership                            (G.P.: Slate Creek Hydro Company, Inc.)

97.   SOCAL Energy Limited Partnership                      Delaware L.P.                           California
                                                     (G.P.: SOCAL Pumped Storage, Inc.)

98.   SOCAL Pumped Storage, Inc.                            Delaware                                California

99.   Somersworth Hydro Company, Inc.                       Delaware                                New Hampshire

100.  Summit Energy Limited Partnership                     Delaware L.P.                           Ohio
                                                     (G.P.: Summit Energy Storage Inc. &
                                                     L.P.: Consolidated Hydro, Inc.)

101.  Summit Energy Storage Inc.                            Delaware                                Ohio & CT

102.  Summit Finance, Inc.                                  Delaware                                ----

103.  TKO Power, Inc.                                       California                              Oregon

104.  Triton Power Company                                  New York G.P.
                                                     (G.P.:  CHI Highfall, Inc. & Highfalls
                                                     Hydro Company, Inc.)

105.  Twin Falls Hydro Associates, L.P.                     Washington L.P.                         ----

106.  Twin Falls Hydro Company, Inc.                        Delaware                                Washington

107.  Ware Hydro Company, Inc.                              Delaware                                Massachusetts

108.  Willimantic Hydro Company, Inc.                       Delaware                                Connecticut

109.  Willimantic Power Corporation                         Connecticut                             ----
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